Exhibit 10.52

Promissory Note

This Promissory Note is made as of July 27, 2010, between CoroWare, Inc, a Delaware corporation (COROWARE), whose business address is 4056 148th Avenue NE, Redmond, WA 98052, and Richard Wynns, whose address is 16048 San Carlos Blvd, Ste 3, Fort Myers, FL 33908-3328 (the “HOLDER”).

1.	For value received, COROWARE promises to pay to HOLDER the principal sum of TWENTY FIVE THOUSAND DOLLARS ($25,000.00 US).

Interest shall accrue from the date of this Promissory Note (NOTE) on the unpaid principal amount at a rate equal to [1.5]% per month, compounded monthly. Interest on this NOTE shall be calculated on the basis of a 360-day year.

This NOTE is subject to the terms and conditions that are detailed in the remainder of this agreement.

2.	Maturity. Principal and accrued interest under this NOTE shall be due and payable 180 days from the date of this NOTE (the “Maturity Date”).

3.	Payment. All payments shall be made in lawful money of the United States of America at such place as the parties hereto have designated in writing in accordance with the Escrow and Security Agreement. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal

3.1.	At the mutual written consent of COROWARE and HOLDER, repayment of principal and interest may be issued in CoroWare restricted common stock (COWI.OB) from COROWARE to HOLDER.

The number of shares shall be calculated by using the closing price of the common stock on the date of mutual written consent. Such shares shall be restricted common stock issued by and governed under Rule 144 under the Securities Exchange Act of 1934.

4.	Prepayment. This NOTE may be prepaid in whole or in part.

5.	Additional Consideration. As additional consideration for the Lender, the Company shall, within 10 business days of the date of execution of this agreement, issue to the Lender an amount of CoroWare common stock (COWI.OB) equivalent to 20% of the Principal. The number of shares shall be calculated by using the closing price of the common stock on the date of signature. Such shares shall be restricted common stock issued by and governed under Rule 144 under the Securities Exchange Act of 1934.

6.	Transfer; Successors and Assigns. The terms and conditions of this NOTE shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, neither the Company nor the Holder may assign, pledge, or otherwise transfer this NOTE without the prior written consent of the other party, except for transfers to affiliates. Subject to the preceding sentence, this NOTE may be transferred only upon surrender of the original NOTE for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new NOTE for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this NOTE.

Promissory Note Agreement	Page 1	Tuesday, September 13, 2022

________________________		________________________
Initials and Date		Initials and Date
COROWARE		HOLDER

7.	Events of Default. If any of the events specified in this Section 5 shall occur (herein individually referred to as an “Event of Default”), the Holder may, so long as such condition exists, declare the entire principal and accrued interest hereon immediately due and payable, by notice in writing to the Company:

7.1.	Default in the payment of the principal and accrued interest of this NOTE when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default;

7.2.	The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action;

7.3.	If, within sixty (60) days after the commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within thurty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

7.4.	Failure by the Company to observe or perform any obligations of the Company to the Holder on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by this NOTE; or

7.5.	The institution of any proceeding for the dissolution or termination of the Company voluntarily, involuntarily, or by operation of law.

8.	As long as this NOTE is in Default, then this NOTE shall bear interest (the “Default Interest”) at the lesser of (i) twenty one percent (21%) per annum compounded annually or (ii) the maximum rate permitted by law. At the Holder’s election, such Default Interest shall be payable by the Company in cash or shares of the Company’s Common Stock at a price per share equal to the then fair market value of such Common Stock, as determined in good faith by the Company’s Board of Directors.

9.	Governing Law. This NOTE and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

Promissory Note Agreement	Page 2	Tuesday, September 13, 2022

________________________		________________________
Initials and Date		Initials and Date
COROWARE		HOLDER

10.	Notices. Any notice required or permitted by this NOTE shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

11.	NOTICES. Any notice, request, authorization, direction, or other communication under this Agreement shall be deemed given on the day they are (i) deposited in the mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier (e.g., DHL, Federal Express or Airborne), charges prepaid, return receipt requested; and addressed as set forth below.

CoroWare, Inc.		Richard Wynns
1410 Market Street		16048 San Carlos Blvd, Ste 3
Kirkland, WA 98033		Fort Myers, FL 33908-3328
Attention:	Chief Executive Officer	Attention:
Phone:	(800) 641-2676	Phone:	(239) 466-6455
Fax:	(800) 641-2676	Fax:
E-Mail:	ceo@coroware.com	E-Mail:	hummerdad1@aol.com

12.	Amendments and Waivers. Any term of this NOTE may be amended only with the written consent of the Company and the Holder.

13.	Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this NOTE.

14.	Legal Costs. Except as otherwise provided in the agreements executed by the parties hereto, each party agrees to bear its own legal costs in connection with the transactions contemplated by this NOTE.

15.	Counterparts. This NOTE may be executed in counterparts, each of which will be deemed to be an original and all of which together will constitute a single instrument.

16.	ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING PAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Promissory Note Agreement	Page 3	Tuesday, September 13, 2022

________________________		________________________
Initials and Date		Initials and Date
COROWARE		HOLDER

COROWARE	HOLDER

Signature	Signature

Lloyd Spencer	Richard Wynns
Name (Print)	Name (Print)

CEO
Title

July 27, 2010	July 27, 2010
Effective Date	Effective Date

Promissory Note Agreement	Page 4	Tuesday, September 13, 2022

________________________		________________________
Initials and Date		Initials and Date
COROWARE		HOLDER